PURCHASE AGREEMENT
                 Kindercare - Westerville, Ohio

This AGREEMENT, entered into effective as of the 12th day of December, 2007.

l. PARTIES. Seller is AEI Real Estate Fund XVIII Limited Partnership which owns an undivided 100% interest in the fee simple title to that certain real property legally described in the attached Exhibit "A" (the "Property") Buyer is Richard Singer and/or Assigns. Seller wishes to sell and Buyer wishes to buy the Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction consists of an undivided 100% interest in the
KinderCare Learning Center located at 1231 Sunbury Road, Westerville, Ohio. Seller owns no interest in any personalty in connection with the Property.

3. PURCHASE PRICE. The purchase price for this 100% interest in the Property is $1,450,000, all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

(A). When this agreement is executed, Buyer will pay $40,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

(B). Buyer will deposit the balance of the purchase price, $1,410,000 (the Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5.    CLOSING  DATE. Escrow shall close on or before January  31,
2008.

6. DUE DILIGENCE. Buyer will have until January 23, 2008 (the "Review Period") to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Within ten days of the Effective Date of this Agreement, Seller shall provide (except as explained below, in Item A):

A. One copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below), to be ordered by Seller immediately upon both parties hereto having executed this agreement, and said commitment to be delivered to Buyer as soon as the third party title insurance company provides it to Seller.

B. A copy of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Property as are in Seller's possession.

C.    A  copy  of an "as built" survey of the Property  completed
concurrent   with  Seller's  acquisition  of  the  Property,   if
available in Seller's possession.

D. A copy of any Phase I Environmental Report on the Property, if available in Seller's possession.

E. Lease, and any amendments or modifications thereto (as further set forth in paragraph 11(A) below) of the Property showing occupancy date, lease expiration date, rent, and Guarantees, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.



Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this Agreement (which will survive), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall return to Buyer its First Payment and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller then may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property, or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the First Payment and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller and the funds will be deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of a national title company selected by Buyer, that will be approved by Seller, to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.

Buyer shall be allowed five (5) business days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, Seller shall be allowed sixty (60) days to cure such objections and make such title marketable or, in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment will be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

Pending satisfaction of Buyer's objections, the payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice to the Buyer of satisfaction of Buyer's objections, the parties shall perform this Agreement according to its terms.

9. CLOSING COSTS. Seller will pay the Transfer tax, recording fees and clerk's fees imposed upon the recording of the deed. If Buyer shall decide to purchase title insurance, then Buyer will pay the cost of obtaining a Standard Owners Title Insurance Policy in the full amount of the purchase price. Buyer will pay the escrow fees, the cost of the title commitment and the cost of an update to the Survey in Sellers possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

(A). Because the Property is subject to a net lease (as further set forth in paragraph 11(A)(1)), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller warrants that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property.

(B). All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the date of Closing. Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing.

11.  SELLER'S REPRESENTATION AND AGREEMENTS.

(A). Seller represents and warrants as of this date that:

1. Except for the Lease Agreement in existence between AEI Real Estate Fund XVIII Limited Partnership, a Minnesota Limited Partnership (as Lessor) and Children's World Learning Centers, Inc. a Delaware Corporation ("Tenant"), dated June 20th, 1991 and an Amendment to Net Lease dated July 30, 2004 and a Second Amendment to Net Lease dated March 7, 2006. Seller is not aware of any leases of the Property.

2. It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

3. Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Seller after the closing date.

(B). Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld.

4. Seller has no information related to Tenant's continued desire to lease the Property. If Seller shall become aware of information related to Tenant's continued desire to lease the Property, Seller shall disclose this information to Buyer.



12.  DISCLOSURES.

(A). Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(B). Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice prior to Closing, Seller will inform Buyer prior to Closing.

(C). Seller knows of no facts, nor has Seller failed to disclose to Buyer any fact known to Seller, which would prevent the Tenant from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(D). Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

(E). BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS PRESENT CONDITION, "AS IS, WHERE IS", AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

(F). BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND SUCH FINANCIAL INFORMATION CONCERNING THE LESSEE AND ANY GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST AND AS MAY BE IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY REPRESENTATIONS OR INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED BY SELLER, EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED, OR TO BE PROVIDED, BY SELLER WITH RESPECT TO THE PROPERTY, THE PROPERTY AND TO THE LESSEE AND ANY GUARANTORS OF LEASE, WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS NOT (A) MADE INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (B) MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS - WHERE IS" BASIS AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY FOR LEASE, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SELLER MAKES NO REPRESENTATIONS OF ANY SORT THAT OWNERSHIP OF THE ENTIRE PROPERTY WILL RESULT IN A PROFIT TO ANY BUYER.

(G) BUYER ACKNOWLEDGES THAT SELLER CANNOT, AND DOES NOT, MAKE ANY REPRESENTATION AS TO (A) THE SUCCESS, OR LACK THEREOF, OF THE ENTIRE PROPERTY, (B) THE LESSEE AND ANY GUARANTORS OF THE LEASE OR THEIR ABILITY TO FULFILL THEIR LEASE OBLIGATIONS, OR (C) THE APPROPRIATENESS OF PURCHASING THE ENTIRE PROPERTY FOR THE BUYER'S INDIVIDUAL TAX OR FINANCIAL SITUATION OR TAX OR FINANCIAL OBJECTIVES. BUYER ACKNOWLEDGES THAT HE OR SHE IS RELYING SOLELY UPON HIS OR HER OWN EXAMINATION OF THE ENTIRE PROPERTY AND ALL FACTS SURROUNDING THE PURCHASE OF THE ENTIRE PROPERTY INCLUDING THE MERITS AND RISKS INVOLVED THEREIN.

The provisions (D) - (G) above shall survive Closing.

13.  CLOSING.

(A). Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions contained in paragraph 8 above. Seller will also deliver an Estoppel Certificate certified by Seller (or if available, by Lessee) as to the absence of known defaults by Lessee and Lessor under the Lease

(B). On or before the closing date, Buyer will deposit into escrow the balance of the Purchase Price when required under
Section 4 and any additional funds required of Buyer (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

(C). On the closing date, if escrow is ready to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

If Seller shall default, Seller will forfeit all rights and claims and Buyer will be relieved of all obligations and will be entitled to the return of its Earnest Money, which shall be promptly returned to Buyer. In addition, Buyer shall retain all remedies available to Buyer at law or in equity.

15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

(A). Buyer represents and warrants to Seller as follows:

(1). In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

(2). Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(3). To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

(A). If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and
(ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereinunder.

(B). If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer's option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16A or 16B, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)

17.  1031 EXCHANGE.

If Buyer is purchasing the Property as "replacement property" to for purposes of a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange.

18.  CANCELLATION

If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  MISCELLANEOUS.

(A). This Agreement may be amended only by written agreement signed by both Seller and Buyer and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(B). If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

(C). Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

(D). All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:

AEI Fund Management XVIII, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN  55101

If to Buyer:

Richard Singer
P.O. Box 580
San Francisco, CA  94104

When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has one (1) business days from receipt within which to accept this offer.

This   Agreement  shall  be  governed  by,  and  interpreted   in
accordance with, the laws of the State of Ohio.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.



BUYER:

Richard Singer and/or Assigns

By: /s/ Richard Singer
        Richard Singer

SELLER:

AEI Real Estate Fund XVIII Limited Partnership
By AEI Fund Management XVIII, Inc., Its Managing Member

By: /s/ Robert P Johnson
        Bob Johnson - President





                            EXHIBIT A


SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, PARTIALLY IN THE CITY OF WESTERVILLE, AND PARTIALLY IN THE TOWNSHIP OF BLENDON, IN QUARTER TOWNSHIP 1, TOWNSHIP 2 NORTH, RANGE 19 WEST, UNITED STATES MILITARY LANDS, AND BEING PORTIONS OF A 1.9627 ACRE TRACT OF LAND AND A 2.3819 ACRE TRACT OF LAND, BOTH CONVEYED TO JOHN E AND ANDREA L STOUGHTON BY DEED OF RECORD IN DEED BOOK 3601, PAGE 508, RECORDER'S OFFICE, FRANKLIN COUNTY OHIO, AND BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT A RAILROAD SPIKE SET IN THE CENTERLINE OF SNUBURY ROAD (60 FEET WIDE), AT THE NORTHEAST CORNER OF SAID 2.3819 ACRE TRACT AND AT THE SOUTHEAST CORNER OF COLLEGE ACRES SUBDIVISION, AS SHOWN ON RECORD IN PLAT BOOK 54, PAGE 94, RECORDER'S OFFICE, FRANKLIN COUNTY, OHIO;

THENCE NORTH 85 DEG 00' 00" WEST, 58.14 FEET ALONG THE NORTH LINE OF SAID 2.3819 ACRE TRACT TO THE TRUE PLACE OF BEGINNING. SAID PLACE OF BEGINNING ALSO BEING THE WESTERLY LINE OF AN 0.816 ACRE TRACT CONVEYED TO THE FRANKLIN COUNTY COMMISSIONERS BY WARRANTY DEED RECORDED IN OFFICIAL RECORDS VOLUME 5824, PAGE H-13, FRANKLIN COUNTY RECORDER'S OFFICE;

THENCE ALONG THE WESTELRY LINE OF SAID 0.816 ACRE TRACT, SOUTH 25
DEG. 54' 49" WEST, 40.73 FEET;

THENCE  CONTINUING  ALONG THE WESTERLY LINE OF  SAID  0.816  ACRE
TRACT  AND ON A CURVE TO THE LEFT, 122.89 FEET, SAID CURVE HAVING
A  RADIUS OF 4.490 FEET AND A CHORD OF 122.89 FEET, BEARING SOUTH
24 DEG. 58' 48" WEST;

THENCE  CROSSING  SAID 2.3819 ACRE TRACT AND A  PORTION  OF  SAID
1.9627 ACRE TRACT BY THE FOLLOWING TWO COURSES;

  1.   NORTH 64 DEG. 44' 30" WEST, 53.36 FEET

  2. NORTH 85 DEG. 00' 00" WEST 212.04 FEET TO THE SOUTHWEST CORNER OF THE TRACT HEREIN DESCRIBED AND THE EASTERLY LINE OF A
     1.429 ACRE TRACT CONVEYED TO KINDER-CARE LEARNING CENTER BY DEED RECORDED IN OFFICIAL RECORDS VOLUME 419, PAGE J-18, FRANKLIN COUNTY RECORDER'S OFFICE;

THENCE  NORTH  5  DEG. 00' 00" EAST, CROSSING A PORTION  OF  SAID
1.9627  ACRE TRACT, A DISTANCE OF 135.00 FEET TO AN IRON PIN  SET
IN  THE  NORTH LINE OF SAID 1.9627 ACRE TRACT, AND IN  THE  SOUTH
LINE OF SAID COLLEGE ACRES SUBDIVISION;

THENCE SOUTH 85 DEG. 00' 00" EAST, ALONG A PORTION OF THE NORTH LINE OF SAID 1.9627 ACRE TRACT, ALONG THE NORTH LINE OF SAID
2.3819  ACRE TRACT AND ALONG A PROTION OF THE SOUTH LINE OF  SAID
COLLEE ACRES SUBDIVISION, A DISTANCE OF 318.60 FEET TO THE TRUE PLACE OF BEGINNING, CONTAINING 0.921 ACRES OF LAND, MORE OR
LESS,  AND  BEING  SUBJECT TO ALL EASEMENTS AND RIGHTS-OF-WAY  OF
RECORD.

INCLUDED IN THIS DEED IS A PERPETUAL INGRESS, EGRESS EASEMENT FOR
THE  BENEFIT  OF THE HEREIN DESCRIBED PROPERTY AND  THE  ABUTTING
PROPERTY AS SHOWN ON THE ATTACHED EXHIBIT "A" AS FOLLOWS:


DESCRIPTION OF A 25 FOOT WIDE INGRESS, REGREE EASEMENT:

BEGINNING AT A POINT ON THE SOUTHERLY LINE OF THE ABOVE DESCRIBED
0.921 ACRE TRACT, SAID BEGINNING POINT BEING 175.95 FEET FROM THE SOUTHWEST CORNER OF SAID 0.921 ACRE TRACT; THENCE NORTH 25 DEG. 15; 30" EAST, 25.00 FEET; THENCE SOUTH 64 DEG. 44' 30" EAST,
87.22 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF SUNBURY ROAD, ALSO BEING THE WESTERLY LINE OF A 0.816 ACRE TRACT CONVEYED TO THE FRANKLIN COUNTY COMMISSIONERS BY WARRANTY DEED RECORDED IN OFFICIAL RECORDS VOLUME 5824 , PAGE H-13, FRANKLIN COUNTY RECORDER'S OFFICE; THENCE ALONG SAID WESTERLY LINE AND ON A CURVE TO THE LEFT, 25.00 FEET, SAID CURVE HAVING A RADIUS OF 4.490 ANC A CHORD OF 25.00 FEET, BEARING SOUTH 24 DEG. 58' 3" WEST; THENCE NORTH 64 DEG. 44' 30" WEST, 87.34 FEET TO THE POINT OF BEGINNING, CONTAINING APPROXIMATELY 0.060 ACRES, MORE OR LESS.